UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

CECIL BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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127 North Street
Elkton, Maryland 21921-5547

June 15, 2012

Dear Fellow Shareholder:

We cordially invite you to attend our 2012 Annual Meeting of Shareholders to be held at the ______________________________________________, on Wednesday, August 1, 2012 at 9:00 a.m., Eastern Time.

This year, we are again pleased to be using the new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing shareholders of record a Notice of Internet Availability instead of a paper copy of this proxy statement and our 2011 Annual Report.  The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report and a proxy card.

The Annual Meeting has been called for the following purposes:

•	Election of three directors;
•	Approval of a non-binding advisory resolution on executive compensation;
•	Approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock;
•	Approval of an adjournment of the meeting if necessary to solicit additional votes for the amendment; and
•	Consideration of any other matters as may properly come before the Annual Meeting or any adjournments.

At our Annual Meeting, we will discuss highlights of the past year. Our 2011 results are presented in detail in the 2011 Annual Report which is also available on the Internet. Directors and officers, as well as representatives of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

Your Board of Directors recommends that you vote “FOR” the election of the Board’s nominees for directors, “FOR” approval of the non-binding advisory resolution on executive compensation, “FOR” approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock and “FOR” approval of an adjournment if necessary to solicit additional votes. Your vote is important. Please complete the proxy card and return it in the enclosed, postage-paid envelope. Thank you for investing in Cecil Bancorp.

Sincerely,

Matthew G. Bathon	Mary B. Halsey
Chairman of the Board	President

TABLE OF CONTENTS

	Page			Page
				22
NOTICE OF ANNUAL MEETING	1	Description of Amendment
QUESTIONS AND ANSWERS	2	Potential Consequences of the
PROPOSAL I – ELECTION OF		Proposed Increase in the Number
DIRECTORS	4	of Authorized Shares of Common
Director Nominees	5	Stock is Approved		22
Directors Continuing in Office	6	Potential Consequences if the
CORPORATE GOVERNANCE	7	Proposed Increase in the Number
Director Independence	7	of Authorized Shares of Common
Board Leadership Structure and Role		Stock is Not Approved		23
in Risk Oversight	7	Pro Forma Financial Information		23
Board Meetings and Committees	8	Vote Required and Recommendation
Code of Ethics	10	of the Board of Directors		25
VOTING SECURITIES OWNED BY		PROPOSAL IV – ADJOURNMENT OF
DIRECTORS AND EXECUTIVE		THE ANNUAL MEETING		25
OFFICERS	10	CERTAIN TRANSACTIONS		26
DIRECTOR AND EXECUTIVE		OWNERS OF MORE THAN 5% OF
COMPENSATION	11	CECIL BANCORP’S VOTING
Director Compensation	11	SECURITIES		26
Summary Compensation Table	12	SECTION 16(a) BENEFICIAL OWNERSHIP
Outstanding Equity Awards at		REPORTING COMPLIANCE		28
December 31, 2011	13	RELATIONSHIP WITH INDEPENDENT
Retirement, Severance and Change in		REGISTERED PUBLIC
Control Agreements	14	ACCOUNTING FIRM		28
EQUITY COMPENSATION PLAN INFORMATION	15	PREAPPROVAL OF SERVICES		29
PROPOSAL II – ADVISORY (NON-		REPORT OF THE AUDIT COMMITTEE		29
BINDING) VOTE ON EXECUTIVE		OTHER MATTERS		30
COMPENSATION	15	SHAREHOLDER PROPOSALS AND
PROPOSAL III – AMENDMENT TO		COMMUNICATIONS		30
ARTICLES OF INCORPORATION TO		ANNUAL REPORT ON FORM 10-K		30
INCREASE AUTHORIZED COMMON		INCORPORATION BY REFERENCE		31
STOCK FROM 10,000,000 SHARES
TO 100,000,000 SHARES	16
Background	16
Description of Series B Preferred Stock	17	Appendix A	Audit Committee Charter
Purpose of the Amendment	20	Appendix B	Articles Supplementary for Series B Preferred Stock

Cecil Bancorp, Inc.
127 North Street
Elkton, Maryland 21921-5547

NOTICE OF ANNUAL MEETING
August 1, 2012

The Annual Meeting of Shareholders of Cecil Bancorp, Inc. will be held at __________ ______________________________________, on Wednesday, August 1, 2012 at 9:00 a.m., Eastern Time.

The Annual Meeting is for the purpose of considering and acting upon the:

•	election of three directors;
•	approval of a non-binding advisory resolution on executive compensation;
•	approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock;
•	approval of an adjournment of the meeting if necessary to solicit additional votes for the amendment; and
•	consideration of any other matters as may properly come before the Annual Meeting or any adjournments.

Your Board of Directors recommends a vote “FOR” the election of the three directors nominated, a vote “FOR” approval of the non-binding advisory resolution on executive compensation, a vote “FOR” approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock, and a vote “FOR” approval of an adjournment of the meeting if necessary to solicit additional votes for the amendment.  The Board is not aware of any other business to come before the Annual Meeting.

Only holders of record at the close of business on May 16, 2012 of shares of the Common Stock and other classes of capital stock entitled to vote with the Common Stock will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. You may change your proxy later or vote in person at the meeting, if you wish.

The proxy statement, proxy card, and Cecil Bancorp’s 2011 Annual Report, which includes its Annual Report on Form 10-K for the 2011 fiscal year, are first being distributed or made available on or about June 15, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

Sandra D. Feltman
Secretary
Elkton, Maryland
June 15, 2012

Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on August 1, 2012
The Proxy Statement and Annual Report to
Shareholders are available at
http://www.cecilbank.com/2012ProxyMaterials

PROXY STATEMENT
QUESTIONS AND ANSWERS

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:
This year, we are again pleased to be using the Securities and Exchange Commission’s rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing shareholders of record a Notice of Internet Availability about the Internet availability of the proxy materials instead of a paper copy of the proxy materials.  All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:	What am I voting on?
A:	You are voting on:
Proposal I—Election of the following directors: Mary B. Halsey, Thomas L. Vaughan, Sr. and William H. Cole, IV (See page 4);
Proposal II—Advisory (non-binding) vote on executive compensation (Page 15)
Proposal III—Approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares (Page 16); and
Proposal IV—Adjournment of the Annual Meeting if necessary to solicit additional votes for the amendment (Page 25).

Q:	How does the Board recommend that I vote?
A:
The Board of Directors recommends that you vote “FOR” the election of its three nominees, “FOR” approval of the non-binding resolution on executive compensation, “FOR” approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock, and “FOR” approval of an adjournment if necessary to solicit additional votes.

Q:	Who is entitled to vote at the Annual Meeting?
A:
Shareholders of record of Cecil Bancorp’s Common Stock and Mandatory Convertible Cumulative Junior Preferred Stock, Series B (the “Series B Preferred Stock”) as of the close of business on May 16, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. If you hold your shares in street name, you will need additional documentation from your bank or broker to vote in person at the Annual Meeting.

Q:	How do I vote?
A:
You may vote by completing, signing, and dating a proxy card, and returning it in the postage-paid envelope provided. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the election of all directors, in favor of the non-binding resolution on executive compensation, in favor of the proposal to increase the number of authorized shares of Common Stock, and in favor of the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

Q:	Who will count the votes?
A:	Registrar and Transfer Company, Cecil Bancorp’s transfer agent, will tabulate the votes.

Q:	What should I do if I receive more than one proxy card?
A:
If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the postage-paid envelope provided.

Q:	What constitutes a quorum at the Annual Meeting?
A:
On the Record Date, there were 7,422,164 shares of Cecil Bancorp Common Stock and 164,575 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to ten votes voting with the Common Stock on all matters voted on at the Annual Meeting.  Under the Articles of Incorporation, if any person acquires beneficial ownership of more than 10% of any class of the Company’s equity securities without the prior approval of the Continuing Directors (as defined in the Articles), any shares beneficially owned by such person in excess of 10% of the outstanding voting stock will only be entitled to one-hundredth of a vote per share.  Accordingly, there are 8,136,003 votes entitled to be cast at the Annual Meeting.  One-third of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are counted towards quorum. Broker shares that are not voted on any matter are not included in determining the number of votes cast.

Q:	Who may attend the Annual Meeting?
A:	All shareholders of record as of the Record Date may attend, although seating is limited. For directions to the Annual Meeting, please call (866) 570-1650 or visit our website at www.cecilbank.com.

Q:	What percentage of Cecil Bancorp stock did directors and executive officers own on the Record Date?
A:
Together, they beneficially owned approximately 25.17% of Cecil Bancorp’s issued and outstanding Common Stock and 0.53% of the Series B Preferred Stock, which constituted 23.07% of the total votes entitled to be cast at the meeting.

Q.	What do I need to do if I hold shares in the Cecil Bancorp, Inc. Employee Stock Ownership Plan or Employees’ Savings and Profit Sharing Plan?
A.
If you are a participant in the Cecil Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) or hold Common Stock through the Cecil Bancorp,  Inc. Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive a voting instruction form from each plan that reflects all shares you may vote under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as participants vote allocated stock. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of Cecil’s Board of Directors or the Plan Committee of the Board. The deadline for returning your voting instruction form to the trustees of the ESOP and 401(k) Plan is July 25, 2012.

Q:	Who pays for this proxy solicitation and how will solicitation occur?
A:
Cecil Bancorp’s Board of Directors is soliciting this proxy, and Cecil Bancorp will pay the cost of the solicitation. In addition to the use of the mail, employees of Cecil Bancorp and its subsidiaries may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Cecil Bancorp stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Cecil Bancorp will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

PROPOSAL I—ELECTION OF DIRECTORS

Your Board of Directors is currently composed of six members.  With the exception of Mr. Sposato, each of the directors also serves as a director of our bank subsidiary, Cecil Bank. Directors of Cecil Bancorp are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, three directors will be elected for terms expiring at the 2015 Annual Meeting.

The Board of Directors has nominated for re-election Mary B. Halsey, Thomas L. Vaughan, Sr. and William H. Cole, IV, each of whom is currently a director, each to serve for a term of three years, and until their successors are elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

Each nominee has agreed to serve his or her term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.

Directors are elected by a plurality of the votes cast that is, the three nominees who receive the most votes win. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Your Board recommends a vote FOR these directors.

The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company beginning in 2012.

DIRECTOR NOMINEES

Term Expiring in 2012

Mary B. Halsey	Director Since 1995

Ms. Halsey, age 50, became President and Chief Executive Officer of the Company and Cecil Bank in July 1995.  Ms. Halsey joined Cecil Bank in 1980 and has been employed in various capacities since that time, including the positions of Chief Operating Officer and Principal Financial and Accounting Officer, which she held from 1993 until becoming President and Chief Executive Officer in 1995.  Ms. Halsey is a director and officer of the Southeastern Conference of Community Bankers, Inc.  In March 2008, Ms. Halsey was appointed as a member of the Maryland Transportation Authority Board to serve a three year term.  She is currently serving her second term.  Ms. Halsey is also a member of the Board of the Boys and Girls Club of Cecil County.  Ms. Halsey is a past director of the Maryland Bankers Association, and formerly served as Chairman of the Consumer Education Council.  Ms. Halsey previously served as Trustee of Mt. Aviat Academy, and Secretary of the Northern Chesapeake Hospice Foundation.  She is a member of Church of the Good Shepherd Parish.  She has previously served as Vice President and Director of the North East Chamber of Commerce, as Director of the Union Hospital of Cecil County Health System, Inc., and Director of the YMCA of Cecil County, Maryland.  Her many years of service in many areas of operations at the Bank and duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes her well-suited to educating the Board on these matters.

Thomas L. Vaughan, Sr.	Director Since 2003

Mr. Vaughan, age 62, is the past owner and President of Ship Watch Inn, Inc., a bed and breakfast located in Chesapeake City, Maryland.  Mr. Vaughan founded Canal Plumbing Company in 1977 and continues to operate it as a plumbing contracting company.  Mr. Vaughan is a member of Knight House Farms, LLC and Katem, LLC, real estate management companies.  Mr. Vaughan is a member of the Cecil County Plumbing Board.  Mr. Vaughan previously served on the Chesapeake City Board of Appeals and is a past member of the Chesapeake Historic commission and a past Council member.  His participation in our local community for over four decades brings knowledge of the local economy and business opportunities for the Bank.

William H. Cole, IV	Director Since 2008

Mr. Cole, age 40, is Associate Vice President, Institutional Advancement at the University of Baltimore and Assistant Director of the University of Baltimore Foundation, and is a member of the Baltimore City Council.  Mr. Cole also serves on the Board of Directors of Visit Baltimore, Downtown Partnership of Baltimore, Midtown Community Benefits District, and the Flag House & Star Spangled Banner Museum.  Mr. Cole is a former member of the Maryland House of Delegates and former Special Assistant to Congressman Elijah E. Cummings.  Additionally, Mr. Cole is an honorary Board Member of Sports Legends & Babe Ruth Museum and Fort McHenry Business Association.  His participation in our local community for more than two decades brings knowledge of the local economy and business opportunities for the Bank.

DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2013

Matthew G. Bathon	Director Since 1999

Mr. Bathon, age 50, was appointed Chairman of the Board of the Company in April 2012.  He is an attorney with the Berwyn, PA law firm of Toscani & Lindros, LLP where he is engaged in the full-time practice of law.  Mr. Bathon is a former owner of Bentley’s Restaurant and Banquet Facilities, has served as an officer and director of Northern Chesapeake Hospice Foundation, and is a former member of B-E Realty, LLC, which owns and manages real estate interests in Cecil County.  He has also served as a member of the Cecil County Ethics Commission, a director of the Cecil County chapter of the American Red Cross, the Cecil County FEMA Board, and as a Trustee of Mount Aviat Academy.  His legal background and participation in our local community for 28 years brings knowledge of the local economy and business opportunities for the Bank.

Charles F. Sposato	Director Since 1999

Mr. Sposato, age 58, resigned as Chairman of the Board in April 2012.  He had held this role since August 2000.  Mr. Sposato is a past recipient of recognition of the Who’s Who in Executives & Business.  He has served as president of the Cecil County Home Builders Association and as director of the Home Builders Association of Maryland.  Mr. Sposato served on the Board of Union Hospital of Cecil County Health Systems, Inc., is past-chairman of Cecil County Health Ventures, Inc. and is a past member of the Union Hospital Finance Committee.  He has served on the Governmental Affairs Council of the Maryland Bankers Association.  Mr. Sposato previously served on the Maryland Bankers Political Action Committee and on the Board of Directors of Community Bankers Securities.  He is a former Director of Northern Chesapeake Hospice Foundation and Trustee of Mount Aviat Academy.  Mr. Sposato is a 4th degree member of the Knights of Columbus.  Mr. Sposato is on the Board of Directors for Maryland Title Center, LLC.  Mr. Sposato is a past attendee of the Maryland Bankers School.  His participation in our local community for 37 years brings knowledge of the local economy and business opportunities for the Bank.

Term Expiring in 2014

Mark W. Saunders	Director Since 2005

Mr. Saunders, age 37 and Vice Chairman of the Board, is the General Manager and an Officer of Bay Ace Hardware, Inc. located in Elkton and Rising Sun, Maryland.  Mr. Saunders is a member of the Board of Appeals for Cecil County and the Trial Courts Judicial Nominating Committee for Commission District Two.  Mr. Saunders is a recent graduate of the Maryland Bankers Association, Maryland Bankers School.  His participation in our local community for 16 years brings knowledge of the local economy and business opportunities for the Bank.

CORPORATE GOVERNANCE
Director Independence

The Board of Directors has determined that Directors Bathon, Cole and Vaughan would be considered independent under the meaning of the Listing Standards of The Nasdaq Stock Market (the “Listing Standards”) if Cecil Bancorp’s Common Stock were listed there.  In determining independence of directors, the Board of Directors considered the deposit and loan relationships that directors have with Cecil Bank as well as certain business relationships.

Board Leadership Structure and Role in Risk Oversight

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals.  Matthew G. Bathon serves as Chairman of the Board of Directors and Mary B. Halsey serves as Chief Executive Officer.  The Board of Directors has also appointed Thomas L. Vaughan to serve as lead independent director with authority to chair meetings in the absence of the Chairman and to call meetings of independent directors.

The Board of Directors has general oversight authority with respect to the Company’s risk management function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company’s business.  The Audit Committee is primarily responsible for overseeing the Company’s risk management.  The Audit Committee works closely with officers involved in the risk management function including the internal audit staff who report directly to the Audit Committee.

Board Meetings and Committees

Cecil Bancorp’s Board conducts its business through meetings of the Board and of its Committees. The Board meets quarterly and may have additional special meetings. The Board met seven times during 2011.  During 2011, no director attended fewer than 75% of the meetings of the Board and the Committees on which he or she served.

Audit Committee. The Audit Committee of the Board oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of Registered Public Accounting Firms (“independent auditors”) engaged to provide independent audits and related services, and the performance of the internal audit function and independent auditors; and performs the other duties of the Committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations (the “FDIA”), and its charter. The Committee, in its capacity as a Committee of the Board, is responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Cecil Bancorp for the purpose of preparing or issuing an audit report or related work. The independent auditors report to the Committee. The Committee is responsible for the resolution of any disagreements between management of Cecil Bancorp and the independent auditors regarding financial reporting. All members of the Committee are “independent” as defined in regulations of the Securities and Exchange Commission (“SEC”), the FDIA, and the Listing Standards. The Company does not currently have an “Audit Committee financial expert,” as defined under the rules of the SEC, serving on its Audit Committee. The Company believes that all the members of the Audit Committee are qualified to serve on the Committee and have the experience and knowledge to perform the duties required of the Committee. The Company does not have any independent directors who would qualify as an Audit Committee financial expert, as defined. The Company believes that it has been, and may continue to be, impractical to recruit such a director unless and until the Company is significantly larger. The Committee has adopted a written charter, which has been approved by the Board of Directors and is included as Appendix A to this Proxy Statement.  A copy of the Audit Committee Charter is not posted on our website.  The Committee met four times in 2011. Current members are Mr. Bathon, Mr. Vaughan, and Mr. Cole, Chairman.

Compensation Committee. The Compensation Committee reviews Cecil Bancorp’s compensation policies and employee benefit plans and programs, and recommends compensation for executive officers and directors, subject to Board approval. Cecil Bancorp recognizes that the ability to retain and recruit executive officers is critical to the achievement of its annual and long range goals. It seeks to maintain that ability by establishing market-competitive total compensation for its executive officers that rewards achievement of those goals. Under the compensation policies of Cecil Bancorp, compensation is paid based both on the executive officer’s knowledge, skills, and performance and company performance. Cecil Bancorp intends that total compensation and its components be market competitive and consistent with company performance goals. The Compensation Committee assesses the competitiveness of the total compensation and its components and the appropriateness of the mix of compensation components based upon an annual review that generally considers peer comparisons and other information.  As a result of Cecil Bancorp’s participation in the TARP Capital Purchase Program of the U.S. Treasury Department, the Compensation Committee must review incentive compensation plans to determine if they encourage undue or unnecessary risk.  The Compensation Committee has adopted a written charter which has been approved by the Board of Directors and was included as an appendix to the Proxy Statement for the 2011 Annual Meeting of Shareholders.  A copy of the Compensation Committee charter is not posted on our website.  The Compensation Committee met two times during 2011.  Current members of the Committee are Directors Bathon (Chairman), Cole and Vaughan.  All members of this Committee are non-employee directors and are independent directors within the meaning of the Listing Standards.

The Incentive Compensation Plan Committee selects key employees who will be eligible to receive annual cash awards under the Cecil Bancorp Incentive Compensation Plan. The Incentive Compensation Plan Committee did not meet during 2011.  Current members of the Committee are Directors Vaughan, Cole, and Bathon.

Nominating Committee.  The Board of Directors has appointed a Nominating and Corporate Governance Committee consisting of Directors Bathon, Cole and Vaughan, each of whom is independent under the Listing Standards to recommend nominees for director.  The Nominating and Corporate Governance Committee met once to recommend nominees for election at this year’s annual meeting. In its determination of whether or not to recommend a director for nomination, the Nominating and Corporate Governance Committee considers whether or not such director meets the minimum criteria for board membership based upon the director’s honesty, integrity, reputation in his or her community, existence of any actual or potential conflicts of interest, and past service as a director, and may consider additional factors it deems appropriate.  The Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate. The Nominating and Corporate Governance Committee also is responsible for considering persons recommended for nomination as directors by shareholders, other directors, and officers. As a matter of policy, no shareholder nomination or recommendation will be considered unless the committee determines, in its good faith discretion, that (i) the manner and substance of the recommendation or nomination and the related information and materials provided in connection with the recommendation or nomination comply with the procedural and substantive requirements of Cecil Bank’s Articles of Incorporation, relevant Bylaws, and state and federal law, and (ii) if elected, the person recommended or nominated may lawfully serve on the board. Shareholders may submit recommendations for director candidates for consideration by the Committee to the Secretary by first class mail.  Please also see “Shareholder Proposals and Communications” on page 30 of this Proxy Statement.  The Nominating and Corporate

Governance Committee has adopted a written charter which has been approved by the Board of Directors and was included as an appendix to the proxy statement for the 2011 Annual Meeting of Shareholders.  A copy of the Nominating and Corporate Governance Committee charter is not posted on our website.

Code of Ethics

The Board of Directors of Cecil Bancorp has adopted a code of ethics that applies to all directors, officers, and employees of Cecil Bancorp and its consolidated subsidiaries. This code is available to any person upon request without charge by writing to the Secretary, Cecil Bancorp, Inc., P.O. Box 568, 127 North Street, Elkton, Maryland  21922-5547.

VOTING SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The shares of Cecil Bancorp’s Common Stock and Series B Preferred Stock that were beneficially owned on the Record Date by persons who were directors and executive officers as of the Record Date, are shown below.  All Common Stock share amounts have been adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011.

	Common Stock			Series B Preferred Stock
	Amount and			Amount and		Percent of
	Nature of			Nature of		Total
	Beneficial		Percent	Beneficial	Percent	Voting
Name	Ownership (1)		of Class (2)	Ownership (1)	of Class (2)	Power (3)
Matthew G. Bathon	149,556	(4)(5)	2.01%	--	--	1.84%
William H. Cole, IV	2,648	(4)	0.04%	--	--	0.03%
Mary B. Halsey	454,963	(6)	6.13%	400	0.24%	5.64%
Mark W. Saunders	143,979		1.94%	200	0.12%	1.79%
Charles F. Sposato	883,303	(6)	11.90%	--	--	10.86%
Thomas L. Vaughan, Sr.	114,454	(4)	1.54%	--	--	1.41%
Brian J. Hale	57,259	(6)	0.77%	100	0.06%	0.72%
Sandra D. Feltman	57,607	(6)	0.78%	50	0.03%	0.71%
R. Lee Whitehead	4,211	(6)	0.06%	125	0.08%	0.07%
All Directors and Executive
Officers as a Group (9 persons)	1,867,980	(6)	25.17%	875	0.53%	23.07%

_________________
(1)
Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from the Record Date.  Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Cecil Bancorp.  Includes 246,434 shares pledged by Mr. Sposato to secure indebtedness.  On April 6, 2012, First Mariner Bank filed a statement on Schedule 13G asserting beneficial ownership over 1,848,115 of shares held by Mr. Sposato.  The transfer of these shares is the subject of litigation between Mr. Sposato and First Mariner Bank.  Cecil Bancorp takes no position with respect to the transfer of the shares.

(2)
In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of the Record Date.

(3)
Percent of total voting power with respect to all shares of our Common Stock and Series B Preferred Stock, voting together as a single class.  Each holder of Common Stock is entitled to one vote per share of Common Stock and each holder of Series B Preferred Stock is entitled to 10 votes per share on all matters submitted to stockholders for a vote.  The Common Stock and Series B Preferred Stock vote together as a single class on all matters submitted to stockholders for a vote.  Upon shareholder approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock which is the subject of Proposal III, each share of Series B Preferred Stock will be convertible at the option of the holder into 10 shares of the Common Stock.  Under Cecil Bancorp’s Articles of Incorporation, any shares beneficially owned by any person in excess of 10% of the outstanding voting stock are only entitled to one one-hundredth of a vote per share unless the acquisition of such beneficial ownership was approved in advance by the Continuing Directors.
(4)	Excludes 213,756 shares held by the ESOP for which directors Bathon, Cole, and Vaughan serve as trustees and Plan Committee Members.
(5)	Includes 24,800 shares owned by a trust as to which Mr. Bathon is a trustee with voting power only.
(6)
Includes 130,924 shares allocated to executive officers under the ESOP as of the Record Date. Includes 105,983 shares held in the 401(k) Plan by Mary B. Halsey, 67,346 shares held in the 401(k) Plan by Charles F. Sposato and 11,586 shares held in the 401(k) Plan by Brian J. Hale.

DIRECTOR AND EXECUTIVE COMPENSATION

Directors’ Fees. During 2011, Directors received $1,000 for each regular meeting of the Board attended and $150 for each Committee meeting attended.  Beginning November 2011, directors of the Company have voluntarily temporarily suspended their fees.  The Vice Chairman is a full time employee of the Bank and earns a base salary of $64,350, and the Audit Committee Chairman receives $750 for each Audit Committee meeting attended.

Director Compensation

	Fees Earned		Non-Equity
	or Paid in	Stock	Incentive Plan	All Other
Name	Cash	Awards(1)	Compensation	Compensation(2)	Total

Matthew G. Bathon	$18,075	$-	$-	$5,880	$23,955
William H. Cole, IV	16,725	-	-	-	16,725
Mark W. Saunders	63,079	-	-	654	63,733
Thomas L. Vaughan, Sr.	19,300	-	-	-	19,300
Brian L. Lockhart *	7,000	-	-	-	7,000
_______________
*               Mr. Lockhart resigned from the Board of Directors effective April 26, 2011.
(1)
There were no stock awards granted during 2011.  However, 20% of the shares granted in 2009 vested in November 2011, on the anniversary of the grant date.  At December 31, 2011, Messrs. Bathon, Cole, Saunders and Vaughan had 1,326, 282, 5,278 and 342 unvested shares of restricted stock, respectively, after adjustment for the two-for-one stock split effected through a 100% stock dividend declared in May 2011.

(2)	Consists of consulting fees paid to Mr. Bathon in connection with the Company’s capital-raising and a contribution to Mr. Saunders’ account in the 401(k) Plan.

2009 Equity Incentive Plan.  Pursuant to the 2009 Equity Incentive Plan, the Board of Directors or the Compensation Committee may grant stock options for up to 553,402 shares of Common Stock and restricted stock awards for up to 184,468 shares of Common Stock to directors, officers and employees of Cecil Bancorp and Cecil Bank (after adjusting for the two-for-one stock split effected through a 100% stock dividend declared in May 2011).  Stock options give the recipient the right to purchase a specified number of shares of Common Stock for up to ten years at an exercise price that is not less than the fair market value of the Common Stock on the date of grant.  Restricted stock awards consist of a grant of a certain number of shares of the Common Stock, subject to the lapse of certain restrictions (such as continued service for a specified period) after which the shares become vested and non-forfeitable.  During the 2011 fiscal year, the Board of Directors elected not to grant any stock options or restricted stock awards under the plan.

Incentive Compensation Plan. Cecil Bancorp maintains an incentive compensation plan for all non-employee directors of Cecil Bancorp and Cecil Bank and for key employees selected by the Incentive Compensation Plan Committee of the Board. Benefits are paid as annual awards based upon the results of a formula. In general, each participant receives an annual award equal to a percentage of his or her base annual compensation times a “multiplier” based upon return on assets, asset quality, and results of regulatory examinations. The Incentive Compensation Committee may adjust awards for unusual financial events or to the extent that payments to Cecil Bank employees would cause Cecil Bank to be less than “well-capitalized” for regulatory purposes. Awards are payable from general assets. The plan has an indefinite term, and may be terminated or amended at any time and for any reason; except with respect to benefits payable for a completed year. The Incentive Compensation Committee also may in its discretion determine, by resolution adopted before the first day of any calendar year, to reduce the amounts payable to employees in the form of awards. The plan is unfunded. All awards are to be paid from Cecil Bancorp’s general assets. For the fiscal year ended December 31, 2011, the Compensation Committee elected not to award any incentive compensation under the plan.

Executive Compensation. The following table summarizes compensation earned by or awarded during the last two fiscal years to Cecil’s Chief Executive Officer, Chairman and Chief Operating Officer.

Summary Compensation Table

					Non-Equity
Name and Principal				Stock	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Compensation	Compensation		Total

Mary B. Halsey	2011	$240,000	$--	$--	$--	$4,800	(1)	$244,800
President and Chief	2010	240,000	--	--	--	4,800	(1)	244,800
Executive Officer

Charles F. Sposato*	2011	$223,077	$--	$--	$--	$1,000	(2)	$224,077
Chairman of Board	2010	487,500	--	--	--	4,900	(1)	492,400

Brian J. Hale	2011	$106,250	$--	$--	$--	$2,245	(1)	$108,495
Chief Operating Officer	2010	106,250	--	--	--	2,245	(1)	108,495
and Executive Vice
President

*	Mr. Sposato resigned as Chairman of the Board of the Bank effective July 12, 2011 and of Cecil Bancorp effective April 19, 2012.
(1)	401(k) contribution.
(2)	Director fees paid in cash after retirement as Chairman of Cecil Bank.

The following table sets forth information on an award-by-award basis with respect to outstanding equity awards to the named executive officers at fiscal year end, as well as the value of such awards held by such persons at the end of the fiscal year.  No options or stock appreciation rights (“SARs”) were held by or granted to Ms. Halsey, Mr. Sposato, or Mr. Hale as of or for the

year ended December 31, 2011.  No options or SARs repriced during Cecil Bancorp’s last ten full years.

Outstanding Equity Awards at December 31, 2011

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)

Mary B. Halsey	42,074	(1)	$23,141
Charles F. Sposato	61,612	(1)	$33,887
Brian J. Hale	--		$--
________________
(1)
Awards were granted on November 17, 2009 and vest annually at the rate of 33-1/3%.  Ms. Halsey’s and Mr. Sposato’s restricted stock may not fully vest during any period during which the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) is outstanding.  One-fourth of the grant may vest when 25% of the Series A Preferred Stock is repaid, 50% of the grant may vest when 50% of the Series A Preferred Stock is repaid, 75% of the grant may vest when 75% of the Series A Preferred is repaid, and the remainder may vest when the remainder is repaid.  Award amounts have been adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011.

(2)	Based on the closing price of $0.55 of the Common Stock as reported on the OTC Bulletin Board on December 31, 2011.

Emergency Economic Stabilization Act Limitations. In connection with Cecil Bancorp’s sale of $11.56 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), to the U.S. Department of Treasury under its TARP Capital Purchase Program, our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated senior executive officers (the “SEOs”) agreed to modifications to their existing compensation arrangements in order to comply with Section 111 (“Section 111”) of the Emergency Economic Stabilization Act of 2008 (“EESA”), which was amended in its entirety with the enactment of the American Recovery and Reinvestment Act of 2009 (“ARRA”) on February 17, 2009.

The Section 111 modifications on executive compensation matters agreed to by the Company and the SEOs include (i) ensuring that incentive compensation for the SEOs do not encourage unnecessary and excessive risks that threaten our value; (ii) requiring a “clawback” of any bonus or incentive compensation paid to an SEO based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) agreeing that the Company would not deduct for tax purposes executive compensation in excess of $500,000 in a tax year for each SEO, and (iv) agreeing that no golden parachute payments may be made to the SEOs during the period that the U.S. Treasury holds its equity investment in the Company (other than any warrants previously issued). For purposes of Section 111, golden parachute payments include any payment upon the departure of an SEO or a change in control of the Company other than payments for services performed or benefits accrued or payments on death or disability or under a tax-qualified retirement plan. In addition for companies, like the Company, receiving an investment of less than $25 million from the U.S. Treasury, no bonus, retention or incentive compensation may be paid to the most highly compensated employee, except for such compensation in the form of long-term restricted stock that (i) does not fully vest during the period that the U.S. Treasury holds its equity investment in the Company, (ii) has a value not greater than one-third of the total amount of annual compensation of the employee receiving the stock, and (iii) is subject to other terms and conditions as the Treasury Secretary may determine are in the public interest.

Retirement, Severance and Change-in-Control Arrangements

Cecil Bancorp and Cecil Bank have various arrangements with Ms. Halsey and Messrs. Sposato and Hale pursuant to which they may become eligible for retirement benefits or payments in connection with a termination of their employment or a change in control of Cecil Bancorp.

Supplemental Retirement Agreements. The Bank has entered into supplemental retirement agreements with some of its executive officers, including Ms. Halsey, Mr. Sposato, and Mr. Hale. Under the agreements, the Bank is obligated to provide annual benefits for the officers or their beneficiaries, after the officer’s death, disability, or retirement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the full eligibility dates of the participants. The total expense incurred for this plan for the years ended December 31, 2011 and 2010 was $-408,000 and $692,000, respectively. The Bank is the beneficiary of life insurance policies, with an aggregate cash surrender value of $8,284,000 and $8,078,000 at December 31, 2011 and 2010, respectively, which were purchased as a method of partially financing the benefits under this plan. The present value of the accumulated benefits under these agreements at December 31, 2011 was $1,507,000 for Ms. Halsey, $4,285,000 for Mr. Sposato, and $131,000 for Mr. Hale. The change in present value of accumulated benefits for 2011 was $-432,000 for Ms. Halsey, $-37,000 for Mr. Sposato, and $61,000 for Mr. Hale.

2009 Equity Incentive Plan.  Under the 2009 Equity Incentive Plan, all plan share awards become vested and non-forfeitable upon a termination of employment in connection with the death or disability or upon a change in control of the Company subject to the limitations of severance payments under Section 111 of EESA.  At December 31, 2011, Ms. Halsey and Mr. Sposato had 42,074 and 61,612 shares (adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011) of unvested restricted stock awards, respectively, which had an aggregate value of $23,141 and $33,887, respectively, based on the last closing price of the Common Stock on that date and which would vest immediately upon their termination of employment in connection with their death or disability or a change in control.  In accordance with Section 111 of EESA, however, the Company may not accelerate the vesting of the awards to the SEOs in connection with a change in control while the Series A Preferred Stock is outstanding.

401(k) Plan. Cecil Bank sponsors a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to 100% of their salaries subject to Internal Revenue Code contribution limits. The 401(k) Plan is open to all employees over the age of 21 with more than one year of service. The Bank matches employee contributions up to 2% of salary. Employees may invest their 401(k) Plan account balances in various mutual funds or in the Common Stock of the Company. Employees are immediately vested in their plan contributions and in matching contributions made by the Bank. Participating employees may begin receiving distributions from their 401(k) Plan account on their retirement at age 59½ and must begin receiving distributions at age 70.

Employee Stock Ownership Plan. Cecil Bancorp maintains an employee stock ownership plan for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service and have attained the age of 21. The ESOP is funded by contributions made by the Company in cash or Common Stock. Benefits may be paid either in shares of the Common Stock or in cash. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following six years of service. Employment before the adoption of the employee stock ownership plan is credited for the purposes of vesting. At December 31, 2011, Ms. Halsey, Mr. Sposato and Mr. Hale had 65,160, 5,288 and 31,176 shares and cash with an aggregate value of $35,838, $2,908 and $17,147, respectively, credited to their respective accounts in the ESOP and are each fully vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents disclosure regarding equity compensation plans in existence at December 31, 2011, consisting only of the 2009 Equity Incentive Plan which was approved by shareholders.  All share amounts have been adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011.

Number of securities
		Weighted average	remaining available for
	Number of securities to be	exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	excluding securities
	warrants and rights	rights	reflected in column (a)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders
Stock options	--	$--	553,402
Restricted stock	111,694	--	66,960
Equity compensation plans not approved by security holders	--	--	--
Total	111,694	$--	620,362

The above table does not include shares acquired by the Employee Stock Ownership Plan.

PROPOSAL II — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, requires the Company to permit an annual non-binding shareholder vote on the compensation of the Company’s Named Executive Officers, as described in its proxy statement during the period in which any obligation arising from the Company’s participation in the TARP Capital Purchase Program remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and any related material in this proxy statement.”

As provided in the Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.  At the 2011 Annual Meeting of Shareholders, the advisory vote on the Company’s executive compensation policies and practices as disclosed in the proxy materials was approved by more than 92% of the shares voting on the matter.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions will have no effect on the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL III—AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 100,000,000 SHARES

            The Board of Directors is seeking shareholder approval of an amendment to Cecil Bancorp’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 100,000,000 shares. As discussed in more detail below, the amendment is necessary in order to allow the full conversion of Cecil Bancorp’s recently issued Mandatory Convertible Cumulative Junior Preferred Stock, Series B (the “Series B Preferred Stock”). If the amendment is not approved by shareholders within 12 months of the date of issuance of the Series B Preferred Stock, dividends will accrue on the Series B Preferred Stock at the rate of 9% per annum.  In addition, Cecil Bancorp will be significantly hindered in its ability to issue additional shares of Common Stock and unduly restricted in the conduct of its financial affairs. The Board of Directors is proposing the amendment to also ensure that a sufficient amount of Common Stock is available for issuance in the future by the Board of Directors. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of Cecil Bancorp and recommends a vote FOR the proposed amendment.

Background

In late 2011, the Board of Directors began investigating various capital-raising alternatives.  Although Cecil Bank was at the time well-capitalized within the meaning of applicable federal capital requirements, the Board of Directors believed that an increase in capital was necessary in order to give Cecil Bank more flexibility in dealing with its problem assets which have increased substantially in recent years.  As a result of its high level of non-performing loans and the additional loan loss provisions that they have required, Cecil Bancorp has also reported losses in two of the last three years further straining its capital.  In light of the continued uncertain economic environment, the Board of Directors believed that it was desirable to maintain capital ratios in excess of regulatory requirements.

After considering various alternatives, the Board of Directors concluded that an offering of Common Stock would not be effective in light of the limited number of authorized but unissued shares available for issuance and the current market price of the Common Stock.  In addition, an offering of Common Stock at current market prices would be extremely dilutive to existing shareholders.  Accordingly, the Board of Directors determined that it would be necessary to raise capital through an offering of preferred stock.  Since Cecil Bancorp is currently prohibited from paying dividends under its Written Agreement with the Federal Reserve Bank of Richmond and the Maryland Commissioner of Financial Regulation, the Board of Directors concluded that it would be necessary to make the preferred stock convertible in order to make it attractive to investors.

Based on its analysis of Cecil Bank’s capital needs and Cecil Bancorp’s current financial condition, the Board of Directors determined that a private placement to sophisticated investors would be the most appropriate means of raising the desired capital.  The Board of Directors also believed that a private placement would be the most efficient method of raising capital and offered the most certainty of completion.

On March 30, 2012, Cecil Bancorp completed the sale of 142,196 shares of the Series B Preferred Stock at $17.20 per share in a private placement.  On April 16, 2012, Cecil Bancorp completed the sale of an additional 22,379 shares of Series B Preferred Stock for $17.20 per share.  Net proceeds from these offerings (after deducting offering expenses of $35,000) were $2,795,690.  Following the receipt of shareholder approval, each share of the Series B Preferred Stock will be convertible at the option of the holder into ten shares of our Common Stock plus such number of whole shares that would be obtained by dividing the dollar amount of accrued but unpaid dividends by the conversion price of $1.72, subject to customary anti-dilution adjustments.  Subject to shareholder approval of the amendment, on the earlier of five years from the date of issue or the effective date of a Fundamental Change (as defined below), each share of Series B Preferred Stock will be automatically converted into ten shares of Common Stock plus such number of whole shares of Common Stock that would be obtained by dividing the dollar amount of accrued but unpaid dividends by $1.72.  Each share of the Series B Preferred Stock is entitled to ten votes voting with the Common Stock on each matter presented to shareholders.  Accordingly, holders of the Series B Preferred Stock hold approximately 20.23% of the total votes entitled to be cast at the Annual Meeting of Shareholders.

Description of Series B Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock as contained in the Articles Supplementary for the Series B Preferred Stock which have been filed with the Maryland Department of Assessments and Taxation. The Articles Supplementary are included as Appendix B to this Proxy Statement and are incorporated by reference herein. Shareholders are urged to carefully read the Articles Supplementary in their entirety. Although we believe this summary covers the material terms and provisions of the Series B Preferred Stock as contained in the Articles Supplementary, it may not contain all of the information that is important to you.

General. The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 305,232 shares, par value $0.01 per share, having a liquidation preference amount of $17.20 per share. The Series B Preferred Stock has no maturity date.

Ranking.  The Series B Preferred Stock is junior to our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which Cecil Bancorp has issued to the U.S. Department of Treasury under the TARP Capital Purchase Program.

Dividends

Dividend Rate.  Dividends on the Series B Preferred Stock will be payable, if, as and when authorized and declared by our Board of Directors out of legally available funds therefor at the rate of 5% per annum, provided that if stockholders do not approve an amendment to the articles to increase the number of authorized shares within one year of the issue date, the dividend rate will increase to 9%.  No dividends may be paid on the Series B Preferred Stock until all dividends have been paid on our Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  Unpaid dividends will accumulate.

Priority of Dividends. So long as the Series B Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our Common Stock or any other shares of Junior Stock (other than dividends payable solely in Common Stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series B Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series B Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our Common Stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Cecil Bancorp. We currently have no outstanding class or series of stock constituting Junior Stock other than our Common Stock.

“Parity Stock” means any class or series of our stock, other than the Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Cecil Bancorp, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Cecil Bancorp, holders of the Series B Preferred Stock will be entitled to receive for each share of Series B Preferred Stock, out of the assets of Cecil Bancorp or proceeds available for distribution to our stockholders, subject to any rights of our creditors and after payment of liquidation amounts due the holders of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, before any distribution of assets or proceeds is made to or set aside for the holders of our Common Stock and any other class or series of our stock ranking junior to the Series B Preferred Stock, payment of an amount equal to the $17.20 liquidation preference amount per share.  To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series B Preferred Stock, the holders of the Series B Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series B Preferred Stock, neither a merger nor consolidation of Cecil Bancorp with another entity nor a sale, lease or exchange of all or substantially all of Cecil Bancorp’s assets will constitute a liquidation, dissolution or winding up of the affairs of Cecil Bancorp.

No Redemptions.  The Series B Preferred Stock is not redeemable by Cecil Bancorp.

Conversion Rights.

Optional Conversion. Subject to stockholder approval of the amendment to the Articles of Incorporation, each share of the Series B Preferred Stock is convertible at the option of the holder into ten (10) whole shares of Common Stock plus such number of whole shares that would be obtained by dividing the dollar amount of accrued but unpaid dividends by the conversion price of $1.72.   The minimum conversion price will be adjusted proportionately for stock dividends, stock splits and other corporate actions.   No fractional shares of Common Stock will be issued on the conversion of the Series B Preferred Stock.  In lieu of fractional shares, holders receive the cash value of such fractional share based on the closing stock price of the Common Stock or the date preceding the conversion.

Holders may exercise conversion rights by surrendering the certificates representing the shares of Series B Preferred Stock to be converted to the Company with a letter of transmittal specifying the number of shares of Series B Preferred Stock that the holder wishes to convert and the names and addresses in which the shares of Common Stock are to be issued.

Mandatory Conversion.  On the earlier of five years from the date of issue or the effective date of a fundamental change in the Company, each share of Series B Preferred Stock will be automatically converted into ten shares of Common Stock plus such number of whole shares of Common Stock that would be obtained by dividing the dollar amount of accrued but unpaid dividends by $1.72.  In lieu of issuing fractional shares, the Company will pay holders cash in an amount equal to $1.72 per share.

For purposes of the foregoing, a Fundamental Change shall be deemed to have occurred if any of the following occurs:

(i)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock (other than in connection with a transaction described in subclause (ii), in which case subclause (ii) shall apply);

(ii)           the Company is involved in a transaction (whether by means of a consolidation with or merger into any other person, or a merger of another person into the Company, or the Company sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of its and its subsidiaries) or series of related transactions pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; or

(iii)           the stockholders of the Company approve any plan for the liquidation, dissolution or termination of the Company.

On the Mandatory Conversion Date, the Company will provide notice of the Mandatory Conversion Date to holders of the Series B Preferred Stock along with a statement of the number of shares of Common Stock to be issued upon the conversion and, if certificates are to be issued, the place which certificates for the Series B Preferred Stock may be surrendered.  After the Mandatory Conversion Date, certificates for the Series B Preferred Stock will be treated for all purposes as representing only the number of shares of Common Stock into which the Series B Preferred Stock formerly represented by such certificate have been converted.

Adjustments to Conversion Price.  The conversion price will be proportionately adjusted from time to time for stock splits, stock dividends and other reclassifications of the Common Stock.  Whenever such an adjustment is made, the Company will mail a statement of the adjustment to each holder of Series B Preferred Stock.

Voting Rights.  Each share of the Series B Preferred Stock shall be entitled to ten (10) votes per share voting with the Common Stock on each matter presented to stockholders.  Holders of the Series B Preferred Stock will not have any other voting rights.

Purpose of the Amendment

The Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of Common Stock. As of the record date, the Company had 7,422,164 shares of Common Stock outstanding.  In addition, the Company has reserved 523,076 shares of Common Stock for issuance upon exercise of the warrant issued to the United States Department of Treasury under the TARP Capital Purchase Program.  The Company has also reserved 732,056 shares of

Common Stock for issuance under the 2009 Equity Incentive Plan, approximately 290,000 shares for issuance under the Company’s Employees’ Savings & Profit Sharing Plan and 52,140 shares for issuance under the Company’s Dividend Reinvestment Plan.  Upon conversion of the Series B Preferred Stock, an additional 1,645,750 shares of Common Stock would be outstanding for a total of 10,665,186 shares.  This amount is approximately 665,000 more shares of Common Stock than is currently authorized to be issued.

Each share of Common Stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of Common Stock. The newly authorized shares of Common Stock will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of Common Stock. Except in connection with the conversion of the Series B Preferred Stock or as described in the preceding paragraph, Cecil Bancorp has no current plans to issue the newly authorized shares of Common Stock.

The Articles of Incorporation also authorize 1,000,000 shares of serial preferred stock, of which 11,560 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A and 164,575 shares of Mandatory Convertible Cumulative Junior Preferred Stock, Series B are outstanding. The proposed amendment would not change the number of authorized preferred stock.

In addition to allowing for the conversion of the Series B Preferred Stock, the proposed amendment would give Cecil Bancorp greater flexibility in its financial affairs by making additional shares of Common Stock available for issuance in such transactions as the Board considers appropriate, including public or private offerings, stock splits or dividends or in connection with mergers and acquisitions or otherwise.  Cecil Bancorp's shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law and the judgment of the Board regarding the submission of such transaction to a vote of the shareholders.  Because shareholders do not have preemptive rights under the Articles of Incorporation, the interests of existing shareholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.

It is possible that additional shares of the Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Cecil Bancorp more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Common Stock.  Under such circumstances, the availability of authorized and unissued shares may make it more difficult for shareholders of Cecil Bancorp to obtain a premium for their shares.  Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of Cecil Bancorp by means of merger, tender offer, proxy contest or other means.  For instance, such shares could be privately placed with purchasers who might cooperate with the Board in opposing an attempt by a third party to gain control of Cecil Bancorp by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of Cecil Bancorp.  Although the Board does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of

Cecil Bancorp, the Board reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

Description of the Amendment

The Board of Directors proposes to amend the first two sentences of Article VI of the Articles of Incorporation to read in its entirety as follows:

The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 101,000,000, of which 100,000,000 are to be shares of Common Stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The aggregate par value of all shares of capital stock is $1,010,000.

Potential Consequences if the Proposed Increase in the Number of Authorized Shares of Common Stock is Approved

Conversion of Series B Preferred Stock into Common Stock.  Upon receipt of the shareholder approval for Proposal III, each share of Series B Preferred Stock will become convertible at the option of the holder into Common Stock and will be mandatorily convertible into Common Stock on the earlier of five years from the date of issuance or the date of a Fundamental Change.  In either such event, each outstanding share of Series B Preferred Stock will automatically be converted into ten shares of Common Stock plus such number of whole shares of Common Stock that would be obtained by dividing the dollar amount of accrued but unpaid dividends by $1.72.

Dilution.  We will issue, through the conversion of the Series B Preferred Stock, 1,645,750 shares of Common Stock. As a result, we expect there to be a dilutive effect on both the earnings per share of our Common Stock and the book value per share of our Common Stock. In addition, our existing shareholders will incur dilution to their voting interests and will own a smaller percentage of our outstanding capital stock.  For additional information regarding dilution, please see the section captioned “Pro Forma Financial Information” below.

Rights of Investors.  If shareholder approval is received, the rights and privileges associated with the Common Stock issued upon conversion of the Series B Preferred Stock will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, including voting rights.

Elimination of Dividend and Liquidation Rights of Holders of Series B Preferred Stock. If shareholder approval is received, all shares of Series B Preferred Stock will be converted and cancelled on the Mandatory Conversion Date. As a result, approval of the conversion of Series B Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series B Preferred Stock. For more information regarding such dividend rights and liquidation preference, see “Description of the Series B Preferred Stock” above.

Market Effects.  The issuance of shares of our Common Stock upon conversion of the Series B Preferred Stock may impact trading patterns and adversely affect the market price of our Common Stock. If significant quantities of our Common Stock are issued upon conversion of the Series B Preferred Stock and are sold (or if it is perceived that they may be sold) into the public market, the trading price of our Common Stock could be materially adversely affected.

Potential Consequences if the Proposed Increase in the Number of Authorized Shares of Common Stock is Not Approved

Series B Preferred Stock Remains Outstanding.  Unless the shareholder approval is received or unless our shareholders approve a similar proposal at a subsequent meeting, the Series B Preferred Stock will remain outstanding in accordance with its terms.

Dividend Payments. If shareholder approval is not obtained within one year of the date of issuance, the shares of Series B Preferred Stock will remain outstanding and, for so long as such shares remain outstanding, we will be required to pay dividends on the Series B Preferred Stock, on a cumulative basis, at an annual rate equal to 9%.

Voting Rights.  If shareholder approval is not received, the Series B Preferred Stock will continue to be entitled to ten votes per share voting with the Common Stock on all matters presented to shareholders.

Additional Shareholder Meetings.  If Proposal III is not approved by shareholders, we intend to call one or more additional shareholder meetings and recommend approval of Proposal III at such meetings to the shareholders to obtain such approval. We will bear the costs of soliciting the approval of our shareholders in connection with any such meeting.

Restriction on Payment of Dividends. For as long as the Series B Preferred Stock remains outstanding, if dividends payable on all outstanding shares of the Series B Preferred Stock have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior securities, or redeem, purchase or acquire any parity securities, subject to limited exceptions.

Liquidation Preference. For as long as the Series B Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of us unless the full liquidation preference on the Series B Preferred Stock is paid.

Pro Forma Financial Information

Basis of Presentation.  The unaudited pro forma consolidated balance sheet tables and unaudited pro forma earnings per share tables presented below have been prepared by our management to illustrate the impact of the Series B Preferred Stock.  The following tables present the Company’s consolidated balance sheet adjusted for the pro forma impact of the

Series B Preferred Stock for the period shown. The pro forma consolidated balance sheet as of March 31, 2012 assumes the Company completed the sale and issuance of 164,575 shares of the Series B Preferred Stock on March 31, 2012.  The shares of Series B Preferred Stock are also assumed to have been converted into 1,645,750 shares of Common Stock on March 31, 2012. The pro forma balance sheet adjustments reflect cash received in the sale of the Series B Preferred Stock of approximately $2.8 million, estimated direct costs of the capital raise of $35,000 and a net increase in Common Stock of approximately $2.8 million.

Balance Sheet

March 31, 2012	Actual			Pro forma
(dollars in thousands, except per share amounts)	(unaudited)	Adjustment		(unaudited)
Assets
Cash and cash equivalents	$43,234	$385	(1)	$43,619
Investment securities	35,092	-		35,092
Loans receivable, net of allowance for loan losses	324,845	-		324,845
Other assets	73,732	-		73,732
Total assets	$476,903	$385		$477,288

Liabilities and Shareholders’ Equity
Deposits	$350,129	$-		$350,129
Borrowings	63,500	-		63,500
Junior subordinated debentures	17,000	-		17,000
Other liabilities	13,203	-		13,203
Total liabilities	$443,832	$-		$443,832

Series A Preferred stock, $1,000 liquidation preference	$11,239	$-		$11,239
Series B Preferred stock, $17.20 liquidation preference	2,411	(2,411)		-
Common Stock, $.01 par value	75	16	(2)	91
Additional paid in capital	12,299	2,780	(2)	15,079
Retained earnings	7,022	-		7,022
Accumulated other comprehensive income	25	-		25
Total shareholders’ equity	$33,071	$385		$33,456
Total liabilities and shareholders’ equity	$476,903	$385		$477,288

Cecil Bank Regulatory Capital Ratios
Tier 1 Leverage Ratio	7.08%			7.16%	(3)
Tier 1 Risk-Based Capital Ratio	8.94%			9.05%	(3)
Total Risk-Based Capital Ratio	13.14%			13.24%	(3)

Per Common Share
Common book value per common share	$2.62			$2.45	(2)
Tangible common book value per common share	$2.55			$2.40	(2)
____________________
(1)	Represents increase in cash and equivalents from proceeds of the sale of the Series B Preferred Stock, net of direct expenses expected to be incurred subsequent to March 31, 2012.
(2)
Assumes the issuance and sale of 164,575 shares of Series B Preferred Stock, in the aggregate.  Furthermore, the 164,575 shares of Series B Preferred Stock are assumed to be converted into 1,645,750 shares of Common Stock based on a conversion price of $1.72. The proceeds thereof are approximately $2.796 million after deducting our estimated expenses of $35,000.

(3)
Assumes $2.785 million of the net proceeds from the sale of the Series B Preferred Stock has been contributed to the Bank in the form of Tier 1 Capital with the remainder retained at the Company level.

Earnings Per Share

The following table presents the Company’s unaudited earnings per share adjusted for the pro forma impacts of the issuance of the Series B Preferred Stock for the periods shown. The pro forma consolidated earnings per share calculations assume no material pro forma impact to its statement of operations for the periods shown.  Pro forma earnings per share assumes the Company completed the sale of the Series B Preferred Stock on December 31, 2011, which includes the issuance of 164,575 shares of Series B Preferred Stock; the shares of Series B Preferred Stock are also assumed to have been converted into 1,645,750 shares of Common Stock on December 31, 2011.

	For the Three Months Ended March 31, 2012
(dollars in thousands, except per share amounts)	Actual		Pro forma
	(unaudited)	Adjustment	(unaudited)

Net loss available to common shareholders	$(1,515)	$-	$(1,515)

Basic net loss per share	$(0.23)	$-	$(0.23)
Diluted net loss per share	$(0.23)	$-	$(0.23)

Weighted average common shares outstanding	7,422,164	18,085	7,440,249
Weighted average common shares outstanding - dilutive	7,422,164	18,085	7,440,249

	For the Year Ended December 31, 2011
(dollars in thousands, except per share amounts)	Actual		Pro forma
	(unaudited)	Adjustment	(unaudited)

Net loss available to common shareholders	$(5,430)	$-	$(5,430)

Basic net loss per share	$(0.73)	$-	$(0.73)
Diluted net loss per share	$(0.73)	$-	$(0.73)

Weighted average common shares outstanding	7,413,455	4,509	7,417,964
Weighted average common shares outstanding - dilutive	7,413,455	4,509	7,417,964

Vote Required and Recommendation of the Board of Directors

In accordance with the Maryland General Corporation Law and the Articles of Incorporation, the proposed amendment to the Articles of Incorporation must be approved by two-thirds of the outstanding stock entitled to vote thereon.  Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment.  It is expected that substantially all of the 1,867,980 shares, or 25.17%, of the Common Stock outstanding as of the Record Date over which directors and executive officers of Cecil Bancorp exercise voting power will be voted for the proposed amendment. Holders of the Series B Preferred Stock have agreed to cast the 1,645,750 votes to which they are entitled for the proposed amendment. The Board of Directors recommends that shareholders vote FOR the proposed amendment.

PROPOSAL IV—ADJOURNMENT OF THE ANNUAL MEETING

If Cecil Bancorp does not receive a sufficient number of votes to approve Proposal III, it may propose to adjourn the Annual Meeting, if a quorum is present, from time to time for a period of not more than 120 days after the Record Date without further notice, with the approval of a majority of shares present in person or by proxy and entitled to vote. The Company currently does not intend to propose an adjournment of the Annual Meeting if there are sufficient votes to approve the amendment to the Articles of Incorporation. The Board of Directors has determined and believes that the Proposal to adjourn the Annual Meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposal III is advisable and in the best interests of Cecil Bancorp’s shareholders, and has approval and adopted the proposal.   If the Board of Directors desires to adjourn the Annual Meeting, the presiding officer of the Annual Meeting will request a motion that the Annual Meeting be adjourned with respect to Proposal III (provided that a quorum is present (in person or by proxy) at the Annual Meeting), and no vote will be taken on that Proposal at the originally scheduled Annual Meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposal III.  Accordingly, the Board of Directors recommends that shareholders vote FOR Proposal IV for adjournment of the Annual Meeting.

CERTAIN TRANSACTIONS

Cecil Bancorp has and expects to have in the future, banking transactions with certain officers and directors of Cecil Bancorp and Cecil Bank and greater than 5% shareholders of Cecil Bancorp and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.  During 2010, Cecil Bank placed a $2.66 million loan to a limited liability company on non-accrual after the borrower was unable to make payments.  The loan is guaranteed by, among others, Mr. Sposato and by a limited liability company in which Mr. Sposato has an ownership interest.  The property securing the loan has recently been reappraised at less than the loan amount and Mr. Sposato has pledged additional security to cover a significant portion of the collateral shortfall.  Cecil Bank initiated foreclosure proceedings in 2010 and moved the loan to other real estate owned in 2011.  Cecil Bank has obtained consent judgments against each of the guarantors in the amount of $3.0 million.  During fiscal year 2011, Cecil Bank foreclosed on a single family residence securing a mortgage loan to the daughter of Director Vaughan.  The outstanding balance on the loan at the date of foreclosure was $397,065.  The property is currently under contract for $300,000.

OWNERS OF MORE THAN 5% OF CECIL BANCORP’S VOTING SECURITIES

The following table shows the Common Stock and Series B Preferred Stock beneficially owned by persons known to Cecil Bancorp to be the beneficial owner of more than 5% of any class of Cecil Bancorp’s voting securities as of the Record Date. Since the Series B Preferred Stock does not have separate voting rights from the Common Stock, the Series B Preferred Stock is not considered a separate class of voting securities.  In addition, the U.S. Department of the Treasury holds a warrant to purchase 523,076 shares of the Common Stock at $3.313 per share (adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011). If exercised, such shares would represent 7.05% of shares of Common Stock then outstanding.

	Common Stock		Series B Preferred Stock
Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)	Percent of Total Voting Power (3)

Charles F. Sposato	883,303	11.90%	--	--	10.86%
P.O. Box 1258
Tavernier, FL 33070

Mary B. Halsey	454,963	6.13%	400	0.24%	5.64%
207 Smith Road
Rising Sun, MD 21911

First Mariner Bank	1,848,115	24.90%	--	--	11.26%
1501 South Clinton Street
16th Floor
Baltimore, MD 21224

Philip E. Klein 2009	--	--	46,512	28.26%	5.72%
Non-Exempt Family Trust
c/o Klein Enterprises
11299 Owings Mills Blvd, Suite 200
Owings Mills, MD 21117

Denise Fair	--	--	43,605	26.50%	5.36%
101 Tim Tam Court
Havre de Grace, MD 21078

Shri Sai Hotel Consultants, LLC	--	--	29,070	17.66%	3.57%
7 Woodglen Lane
Vorhees, NJ 08093

LFB Investments, LLC	--	--	20,349	12.36%	2.50%
2205-A Commerce Road
Forest Hill, MD 21050

____________________
(1)
Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Cecil Bancorp.  Beneficial ownership has been adjusted for the two-for-one stock split effected through a 100% stock dividend declared in May 2011.

(2)	Calculated by Cecil Bancorp based upon shares reported as beneficially owned by the listed persons and shares of Cecil Bancorp Common Stock outstanding at as of the Record Date.
(3)
Percent of total voting power with respect to all shares of our Common Stock and Series B Preferred Stock, voting together as a single class.  Each holder of Common Stock is entitled to one vote per share of Common Stock and each holder of Series B Preferred Stock is entitled to 10 votes per share on all matters submitted to stockholders for a vote.

The Common Stock and Series B Preferred Stock vote together as a single class on all matters submitted to stockholders for a vote.  Upon shareholder approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock which is the subject of Proposal III, each share of Series B Preferred Stock will be convertible at the option of the holder into 10 shares of the Common Stock.  Under Cecil Bancorp’s Articles of Incorporation, any shares beneficially owned by any person in excess of 10% of the outstanding voting stock are only entitled to one one-hundredth of a vote per share unless the acquisition of such beneficial ownership was approved in advance by the Continuing Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on Cecil Bancorp’s review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its Common Stock, have timely filed those reports with respect to 2011.  Cecil Bancorp makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.

Fees

The following table presents fees for professional audit services rendered by Stegman & Company for the audit of the annual consolidated financial statements of Cecil Bancorp, Inc. and subsidiaries for the year ended December 31, 2011 and 2010, and fees billed for other services rendered by Stegman & Company.

	2011	2010
Audit Fees (1)	$82,500	$72,425
Audit Related Fees (2) (3)	5,250	12,500
Tax Services (2) (4)	10,000	9,000
All Other Fees (2)	0	0
Total	$97,750	$93,925
_______________
(1)
Audit fees consist of fees and expenses for professional services rendered for the audit of Cecil Bancorp’s consolidated financial statements, for review of consolidated financial statements included in Cecil Bancorp’s quarterly reports on Form 10-Q, and for other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Amounts shown are for the audits for, and the review of Forms 10-Q filed within, the indicated years, regardless of when the fees and expenses were billed or the services were rendered.

(2)	Includes fees and expenses for services rendered for the years shown regardless of when the fees and expenses were billed.
(3)
Audit related fees for 2011 consist of the review of accounting for our investment in Elkton Senior Apartments LLC.  Audit related fees for 2010 consist of a review of internal control over financial reporting to fulfill FDIC requirements.

(4)	Tax services fees consist of fees for compliance tax services including tax planning and advice and preparation of tax returns.

PREAPPROVAL OF SERVICES

Under Securities and Exchange Commission regulations, the Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Cecil Bancorp’s independent registered public accounting firm. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to Cecil Bancorp constitutes not more than 5 percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by Cecil Bancorp at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee. All audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee’s charter without exception.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent registered public accounting firm, the integrity of the consolidated financial statements, management’s efforts to maintain a system of internal controls, and compliance with legal and regulatory requirements. The Committee (1) has reviewed and discussed the audited consolidated financial statements included in Cecil Bancorp’s 2011 Annual Report and Form 10-K with management; (2) has discussed with independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable regulations of the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm their independence. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2011 Annual Report and Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

William H. Cole, IV, Chairman Matthew G. Bathon
Thomas L. Vaughan, Sr.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder proposal to take action at the year 2013 Annual Meeting of Shareholders must be received at Cecil Bancorp’s executive offices at 127 North Street, Elkton, Maryland 21922-5547, addressed to the Chairman of the Board no later than February 16, 2013, in order to be eligible for inclusion in Cecil’s proxy materials for that meeting unless the date of the 2013 annual meeting is more than thirty days from August 1, 2013, in which case the new deadline (which may be earlier) is a reasonable time before the Company begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Cecil Bancorp’s Articles of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Articles of Incorporation.

Cecil Bancorp’s shareholders may communicate with the Board of Directors or any individual director by addressing correspondence to the board or such director in care of the Secretary at Cecil Bancorp’s main office by mail, courier, or facsimile.

The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Cecil Bank and to provide an opportunity for shareholders to express any concerns to them. As a matter of policy, all directors are required to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.  All directors attended the 2011 annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of Cecil Bancorp’s 2011 Annual Report which contains its Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders as of the Record Date upon written request to: the Secretary, Cecil Bancorp, Inc., P.O. Box 568, 127 North Street, Elkton, Maryland 21922-5547. Alternatively, shareholders can access our 2011 Annual Report at http://www.cecilbank.com/2012ProxyMaterials.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document. We incorporate by reference Items 7, 7A and 8 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, a copy of which is included in the 2011 Annual Report that accompanies this Proxy Statement and Part I of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which also accompanies this Proxy Statement.

This document incorporates important business and financial information about the Company from other documents that are not included in this document. You can obtain the documents incorporated by reference herein through our website, www.cecilbank.com after the documents are filed with the SEC. The SEC maintains a website located at www.sec.gov that also contains this information. The Company will provide you with copies of these documents, without charge, upon request made to:

Corporate Secretary
Cecil Bancorp, Inc.
127 North Street
Elkton, MD 21922-5547
(410) 398-1650

BY ORDER OF THE BOARD OF DIRECTORS

Sandra D. Feltman
Secretary
Elkton, Maryland
June 15, 2012

APPENDIX A
Cecil Bancorp, Inc.

Charter

Audit Committee of the Board of Directors

A.	Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Cecil Bancorp, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the corporation to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting process generally.  Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.  The Audit Committee’s primary duties and responsibilities are to:

1.	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.	Review and appraise the audit efforts of the Company’s independent accountants and internal auditor.

3.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor, and the Board of Directors.

4.
Act as representatives of shareholders and, as these shareholder representatives, assume the responsibility for evaluating the qualifications of independent accountants and internal auditors and making recommendations to the Board of Directors relative to the engagement of these parties.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

B.	Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independence from management and the Company.  Examples of such relationships include:

1.	a director who in employed by the Company or any of its affiliates for the current year or any of the past three years.

2.
a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service or benefits under a tax-qualified retirement plan, or non-discretionary plan.

3.
a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer.  Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

4.
a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

5.	a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

All members of the Committee shall be financially literate, or become financially literate within a reasonable period of time.  “Financially literate” is defined as “the ability to read and understand fundamental financial statements of a comparable institution, including its balance sheet, income statement, and cash flow statement”.  One member of the Audit Committee should have accounting or related financial management expertise.  Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.	Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditor, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.  In addition, the Committee or at least its Chair should meet with the independent accountants or management quarterly to review the Company’s financials consistent with D.1.d and D.4.d below.

D.	Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

1.	Document/Report and Review

a.	Review and update this charter at least annually as conditions dictate.

b.
Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

c.	Review the regular internal reports to management prepared by the internal auditor and management’s response.

d.
View with financial management the consents of the independent accountants and legal counsel of the quarterly 10-QSB and Annual 10-KSB filings prior to their filing, or prior to the release of earnings.  The Chair of the Committee may represent the entire Committee for the purpose of this review.  It will be required that the independent accountant conduct a SAS 71 Interim Financial Review prior to the Company’s filing of its Form 10-QSB.

2.	Independent Accountants

a.
Recommend to the Board of Directors the selection of the independent accountants and internal auditor, considering independence and effectiveness, and review the fees and other compensation to be paid to these parties prior to recommendation to the Board.

b.	Review the performance of the independent accountants and the internal auditor and recommend to the Board any proposed discharge of these parties when circumstances warrant.

c.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

d.	Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the

Company consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

3.	Financial Reporting Processes

a.	In consultation with the independent accountants, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both external and internal.

b.
Discuss with the independent accountant the accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting to include such matters as the consistency of application of the Company’s accounting policies and the clarity, consistency, and the completeness of the Company’s accounting information contained in the financial statements and related disclosures.  The discussion should also include items that have a significant impact on the representational faithfulness, verifiability, neutrality, ad consistency of the account information included in the financial statement items, including the timing of transactions and the period in which they are recorded.

c.
Consider and recommend to the Board, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditor.

d.
Receive a report from the independent accountants regarding the matters required to be discussed by SAS 61, including the accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles.

e.
Prepare a report to be included in the Annual Report on Form 10-KSB that discusses the performance of the steps included in the section, including an indication of whether, based on its discussions with management and the accountants, the Audit Committee members became aware of material misstatements or omissions in the financial statements, and further, that the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-KS.

4.	Process Improvements

a.
Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.  The independent accountants shall issue a formal report to the Committee not less than annually in conjunction with preparing the Company’s Annual Statement.  The internal auditor shall issue formal reports to the Committee not less than semi-annually.  Management shall respond to the internal auditor’s report as appropriate.

b.
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access required information.

c.	Review any significant disagreement among management, the independent accountants and/or the internal auditor in connection with the preparation of the financial statements.

d.
Review with the independent accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.  (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

e.	Provide a confidential mechanism for employees, management or directors to have a direct path of conversation with the chairman of the audit committee.

5.	Legal Compliance

a.
Ascertain that management has the proper review system in place to ensure that the Company’s financial statement, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

b.	Review activities and qualifications of the internal auditor.

c.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

d.
Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.  The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigations.

e.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX B
ARTICLES SUPPLEMENTARY

MANDATORY CONVERTIBLE CUMULATIVE JUNIOR
PREFERRED STOCK, SERIES B
OF
CECIL BANCORP, INC.
____________________
Pursuant to Section 2-208(b) of the
Maryland General Corporation Law
____________________

WHEREAS, by the Articles of Incorporation (the “Articles of Incorporation”), of Cecil Bancorp, Inc. (the “Corporation”), 1,000,000 shares of serial preferred stock, with $0.01 par value per share (the “Preferred Stock”) are authorized of which 11,560 shares have previously been designated “Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”); and

WHEREAS, in and by Article VI of the Articles of Incorporation, the Board of Directors of the Corporation (the “Board of Directors”), pursuant to Section 2-208 of the Maryland General Corporation Law, is expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof; and:

WHEREAS, the Board of Directors, in accordance with the Articles of Incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on December 22, 2011 creating a series of 305,232 shares of Preferred Stock of the Corporation designated as “Mandatory Convertible Cumulative Junior Preferred Stock, Series B”.

RESOLVED, that pursuant to the provisions of the Articles of Incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.           Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatory Convertible Cumulative Junior Preferred Stock, Series B” (the “Series B Preferred Stock”).  The authorized number of shares of Series B Preferred Stock shall be 305,232.  Such number of shares may be decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series B Preferred stock to a number less than that number of shares of Series B Preferred Stock then outstanding.

2.           Definitions.  As used herein, the following terms shall have the following meanings:

(a)
“Board of Directors” means the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(b)	“Beneficially Owned” means with respect to any securities having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(c)	“Business Day” means any day except Saturday, Sunday or any day on which banking institutions in the State of Maryland generally are authorized or required by law or government action to close.

(d)	“Common Stock” means the Corporation’s common stock, $.01 par value.

(e)	“Conversion Price” shall mean $1.72 per share as adjusted from time to time as provided in Section 10 hereof.

(f)	“Corporation” has the meaning set forth in the recitals.

(h)	“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(i)
“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including the Original Issue Date), and ending on, and including, the day immediately preceding the next successfully Dividend Payment Date.

(j)	“Dividend Rate” has the meaning set forth in Section 4(a) hereof.

(k)	“Effective Date” means, with respect to a Fundamental Change, the date upon which the Fundamental Change becomes effective.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)	“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock (other than in connection with a transaction described in subclause (ii), in which case subclause (ii) shall apply);

(ii) the Corporation is involved in a transaction (whether by means of a consolidation with or merger into any other person, or a merger of another person into the Corporation, or the Corporation sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of its and its Subsidiaries) or series of related transactions pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; or

(iii) the stockholders of the Corporation approve any plan for the liquidation, dissolution or termination of the Corporation.

(n)	“Holder” or “holder” shall mean a holder of record of the Series B Preferred Stock.

(o)
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(p)	“Liquidation Preference” shall have the meaning set forth in Section 11(a).

(q)	“Mandatory Conversion Date” shall mean the earlier of five (5) years after the Original Issue Date (March 30, 2017) or the Effective Date of a Fundamental Change.

(r)	“Notice of Mandatory Conversion” shall have the meaning set forth in Section 7(a) hereof.

(s)	“Optional Conversion” shall have the meaning set forth in Section 8 hereof.

(t)	“Optional Conversion Date” shall have the meaning set forth in Section 7 hereof.

(u)	“Original Issue Date” means March 30, 2012.

(v)
“Parity Stock” means any class or series of stock of the Corporation (other than the Series B Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(w)
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(x)	“Regular Record Date” means the fifteenth calendar day of the month preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment.

(y)	“Series A Preferred Stock” shall mean the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

(z)
“Subsidiary” means a partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity.

(aa)
“Trading Day” shall mean any day during which trading in securities generally occurs on any exchange on which the Common Stock may be listed or in the over-the-counter market of the Common Stock is not so listed.

3.           Ranking.  The Series B Preferred Stock shall rank junior to the Series A Preferred Stock and any other series of preferred ranking on a parity with the Series A Preferred Stock in liquidation and dividends.

4.           Dividends.

(a)           Dividend Rate.  Holders of the Series B Preferred Stock shall be entitled to receive on each share of Series B Preferred Stock, if, as and when declared by the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends at the rate of 5% per annum (equal to $0.86 per share) quarterly in arrears provided that if the Corporation’s stockholders shall not have approved an increase in the number of shares of Common Stock sufficient to satisfy the conversion rights herein within one (1) year from the Original Issue Date, the dividend rate shall be adjusted and become 9% per annum (equal to $1.548 per share) (the “Dividend Rate”).  Dividends on the Series B Preferred Stock shall be payable quarterly on each Dividend Payment Date through the Mandatory Conversion Date or the Optional Conversion Date, as the case may be, commencing on February 15, 2012.  Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Original Issue Date, whether or not in any Dividend Period(s) there have been funds lawfully available for the payment of such dividends. Dividends shall be payable to Holders on a Regular Record Date, except that dividends payable on the Mandatory Conversion Date shall be payable to the Holders presenting the Series B Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Dividends payable on the Series B Preferred Stock for any period other than a full Dividend Period (based upon the number of days elapsed during such Dividend Period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  No dividends shall accrue on other dividends and accumulations of dividends on shares of the Series B Preferred Stock shall not bear interest.

       No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any

Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series B Preferred Stock.

Dividends on the Series B Preferred Stock shall accrue and accumulate if the Corporation fails to pay one or more dividends in any amount, whether or not declared and whether or not the Corporation is then legally prohibited under Maryland law or the federal banking laws from paying such dividends.

(b)           Priority of Dividends. So long as any share of Series B Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly,  purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(a) above, dividends on such amount), on all outstanding shares of Series Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’. rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Series B Preferred Stock and any shares of Parity Stock, all dividends declared on Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series B Preferred Stock (including, if applicable as provided in Section 4(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series B Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series B Preferred Stock shall not be entitled to participate in any such dividends.

5.           Voting Rights.  Each share of the Series B Preferred Stock shall be entitled to ten (10) votes per share voting with the Common Stock on each matter presented for a vote of stockholders.  Holders of the Series B Preferred Stock shall have no other voting rights.

6.           Mandatory Conversion

(a)   Each share of Series B Preferred Stock, unless previously converted, shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to its Liquidation Preference divided by the Conversion Price and each certificate for shares of Series B Preferred Stock shall thereafter represent only the number of shares of Common Stock into which the shares of Series B Preferred Stock formerly represented by such certificate have been converted as provided in this Section 6.

(b)   In addition to the number of shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock pursuant to clause (a) of this Section 6, the Corporation shall issue such number of shares of Common Stock as shall be equal to the dollar amount of all accrued and unpaid dividends on the converted shares of Series B Preferred Stock, whether or not previously declared, for the then-current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods divided by the Conversion Price.

(c)   No fractional shares shall be issued upon the Mandatory Conversion of the Series B Preferred Stock.  In lieu of fractional shares, the Corporation shall issue the holder cash in an amount equal to such fraction multiplied by the Conversion Price.

7.           Mandatory Conversion Procedures.

(a)           Upon occurrence of the Mandatory Conversion Date, the Corporation shall provide notice of such conversion to the Holders (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to each Holder shall state, as appropriate:

(i)	the Mandatory Conversion Date;

(ii)	the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii)
if certificates are to be issued, the place or places where certificates for shares of Series B Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on any such shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4 and any other payments to which the Holders are otherwise entitled pursuant to Section 6.

(c)           No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date.  Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock by virtue of holding shares of Series B Preferred Stock.

(d)           Shares of Series B Preferred Stock converted in accordance with these articles supplementary will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(e)           The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or payments of cash in lieu of fractional shares to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           No later than three (3) Trading Days following delivery of the Notice of Conversion with respect to the Series B Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to each Holder thereof or each such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

8.           Optional Conversion

(a)           Subject to the receipt of any required regulatory approvals and the availability of shares of Common Stock, each share of Series B Preferred Stock shall be convertible at the option of the Holder at any time prior to the Mandatory Conversion Date into a number of shares of Common Stock equal to its Liquidation Preference divided by the Conversion Price (an “Optional Conversion”).  The date on which a Holder converts shares of the Series B Preferred Stock in an Option Conversion is referred to herein as an “Optional Conversion Date.”

(b)            In addition to the number of shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock pursuant to clause (a) of this Section 8, the Corporation shall issue such number of shares of Common Stock as shall be equal to the dollar amount of all accrued and unpaid dividends on the converted shares of Series B Preferred Stock, whether or not previously declared, for the then-current Dividend Period ending on the Optional Conversion Date and all prior Dividend Periods divided by the Conversion Price.

(c)           No fractional shares shall be issued upon the Optional Conversion of the Series B Preferred Stock.  In lieu of fractional shares, the Corporation shall issue the holder cash in an amount equal to such fraction multiplied by the Conversion Price.

9.           Optional Conversion Procedures.

(a)           A Holder shall exercise the Optional Conversion Rights provided by Section 8 by surrendering to the Corporation the certificates representing the shares of Series B Preferred Stock to be converted at any time during usual business hours at the Corporation’s principal place of business along with a letter of transmittal duly executed by the Holder or its legal representative specifying the number of shares of Series B Preferred Stock that it wishes to convert, the names  or names (with address or addresses) in which the certificates for shares of Common Stock are to be issued (and, if less than all of the shares of Series B Preferred Stock represented by the certificate that has been surrendered are to be converted, the names or names (with address or addresses) in which the certificates for any remaining shares of the Series B Preferred Stock are to be issued) and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the Holder or its legal representative.

(b)           As promptly as practicable after surrender of the certificates for the Series B Preferred Stock as described above but in no event more than three (3) Trading Days thereafter, the Corporation shall issue and deliver or cause to be issued and delivered to such Holders, or such other Person such Holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holder of the Series B Preferred Stock being converted, or the Holder’s transferee, shall be entitled, (B) cash payment in lieu of fractional shares in accordance with Section 8(c), and (C) a balance certificate for any shares of Series B Preferred Stock represented by the Series B Preferred Stock certificates that have been surrendered as to which the Holder has not exercised Optional Conversion Rights.

10.           Adjustment to Conversion Price.

(a)           The Conversion Price shall be adjusted from time to time (without duplication) by the Corporation as follows:

(i)           If the Corporation shall pay a dividend or make a distribution to holders of outstanding Common Stock in shares of Common Stock, the Conversion Price  shall be proportionately adjusted by multiplying (A) the Conversion Price in effect immediately prior to such dividend or distribution by (B) a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution and of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dividend or distribution plus (2) the total number of shares of Common Stock constituting such dividend or other distribution. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such dividend or distribution. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect had such dividend or distribution not been declared.

(ii)           If the Corporation shall subdivide its outstanding Common Stock into a greater number of shares of Common Stock, or combine its outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately decreased. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(b)           Whenever the Conversion Price shall be adjusted as provided in Section 10(a), the Corporation shall file, at its principal office, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Corporation’s records. Each such statement shall be signed by the Corporation’s chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 10(c). The Corporation shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, and (ii) the Conversion Price at the time in effect

(c)           In the event the Corporation shall propose to take any action of the type described in Section 10(a), the Corporation shall give notice to each Holder which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number of shares of Common Stock which shall be deliverable upon conversion of shares of the Series B Preferred Stock. Except as otherwise provided herein, (x) in the case of any action that would require the fixing of a Record Date, such notice shall be given at least five days prior to the date so fixed and (y) in the case of all other action, such notice shall be given at least five days prior to the taking of such proposed action.

11.           Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation and after payment in full of the liquidation payments required to be paid or distributed to the holders of the Series A Preferred Stock and any series ranking on a parity with the Series A Preferred Stock, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series B Preferred Stock as to such distribution, payment in full in an amount equal to $17.20 per share (such amount, the “Liquidation Preference”).

(b)           Partial Payment. If in any distribution described in Section 11(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series B Preferred Stock as to such distribution, holders of Series B Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series B Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 11, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

12.           Reservation of Shares.  Following receipt of stockholder approval of an amendment to the Corporation’s Articles of Incorporation to increase the number of shares of Common Stock to an amount sufficient to satisfy the conversion rights of the Series B Preferred Stock, the Corporation shall, at all times, reserve and keep available for issuance such number of shares of its authorized but unissued Common Stock issuable upon conversion of the Series B Preferred Stock.  The Corporation shall take all action permitted by law to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common sock  to permit such reservation or to permit the conversion of all outstanding shares of the Series B Preferred Stock.  Notwithstanding the foregoing, the Corporation reserves the right to deliver upon an Optional Conversion or Mandatory Conversion, shares of Common Stock acquired by the Corporation (in lieu of authorized but unissued shares of Common Stock) so long as the acquired shares are free and clear of all liens, charges, security interests or encumbrances.  The Corporation covenants that all Common Stock that may be issued upon conversion of the Series B Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable.  The Corporation further covenants that, if at any time, the Common Stock shall be listed on a national securities exchange or quoted on the Over-the-Counter Bulletin Board, the Corporation will, if permitted by the rules of such exchange or the Over-the-Counter Bulletin Board, cause to be listed or quoted on such exchange or the Over-the-Counter Bulletin Board all Common Stock issuable upon conversion of the Series B Preferred Stock.

13.           Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

14.           Notices.  All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles Supplementary, in the Charter or Bylaws or by applicable law.

15.           No Preemptive Rights.  No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

16.           Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

17.           Other Rights.  The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

*     *     *     *     *

IN WITNESS WHEREOF, Cecil Bancorp, Inc. has caused these Articles Supplementary to be signed by Mary B. Halsey, its President, this 30th day of March, 2012.

CECIL BANCORP, INC.

By:	/s/ Mary B. Halsey
Name:	Mary B. Halsey
Title:	President

Detach above card, sign, date and mail in postage paid envelope provided.
CECIL BANCORP, INC.
Elkton, Maryland
Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The above shareholder acknowledges receipt of or notice and access to the Notice of the Annual Meeting, a Proxy Statement dated June 15, 2012 therefor and the Annual Report on Form 10-K for the 2011 fiscal year prior to the execution of this proxy.
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE, & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED
________________________

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cecilbank.com/2012Proxy Materials

June 15, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 1, 2012

Dear Cecil Bancorp, Inc. Stockholder:

This 2012 Annual Stockholders Meeting for Cecil Bancorp, Inc. will be held at 9:00 A.M., local time on August 1, 2012 at _______________________________________________________ __________________. The Annual Meeting is for the purpose of considering and acting upon:

    1.   The election of three directors:
        Mary B. Halsey
        Thomas L. Vaughan, Sr.
        William H. Cole, IV

This communication is not a voting form and presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

    2.   Approval of a non-binding resolution on executive compensation.

    3.   Approval of  an Amendment to the Articles of Incorporation to
         increase  the number of authorized shares of Common Stock

    4.   Approval of an adjournment of the Annual Meeting if necessary to solicit additional votes for the Amendment

Stockholders of record at the close of business on May 16, 2012 are the stockholders entitled to vote at the Annual Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

This year we are furnishing proxy materials to our stockholders over the internet. You may access the following proxy materials at www.cecilbank.com/2012ProxyMaterials (i) Notice of the Annual Meeting, (ii) the 2011 Annual Report and (iii) the Annual Meeting Proxy Statement.

If you would like a paper copy of the proxy materials mailed to you, you may request one:

•  By Internet – www.cecilbank.com/2012ProxyMaterials
•  By Telephone – 1-(866) 570-1650
•  By Email -- proxy@cecilbank.com
The Annual Meeting Proxy Statement and 2011 Annual Report to Stockholders are available at www.cecilbank.com/ 2012ProxyMaterials

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 25, 2012 to facilitate timely delivery.

Shortly you will receive by mail a Proxy Card. If you wish to vote by mail, simply cast your vote on the Proxy Card you receive and mail it in the accompanying Business Reply Envelope. If you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of common stock, evidence of your ownership of Cecil Bancorp, Inc. common stock as of the close of business on the record date.

TO OBTAIN DIRECTIONS TO ATTEND THE MEETING AND VOTE IN PERSON, VISIT WWW.CECILBANK.COM OR CALL (866) 570-1650.